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Avatech Solutions, Inc.

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AVATECH SOLUTIONS, INC.

10715 RED RUN BLVD., SUITE 101

OWINGS MILLS, MD 21117

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

NOVEMBER 8, 2006

To the Shareholders of Avatech Solutions, Inc.:

The Annual Meeting of Shareholders of Avatech Solutions, Inc. (the “Company”) will be held at the Company’s Headquarters located at 10715 Red Run Boulevard, Suite 101, Owings Mills, Maryland on Wednesday, November 8, 2006 at 9:30 a.m., local time, for the following purposes:

1.	To elect seven directors to serve for the ensuing year and until the election of their successors;

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed September 22, 2006 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. We ask for your support and encourage you to attend the Annual Meeting. On behalf of the Board of Directors, we urge you to sign, date, and return the accompanying proxy card as soon as possible, even if you plan to attend the Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important regardless of the number of shares that you own.

By Order of the Board of Directors,

Donald R. “Scotty” Walsh,	Lawrence Rychlak
Chief Executive Officer	Secretary

Owings Mills, Maryland

October 2, 2006

IMPORTANT - YOUR PROXY IS ENCLOSED

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND MAIL THE ACCOMPANYING FORM OF PROXY TO THE COMPANY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

AVATECH SOLUTIONS, INC.

10715 RED RUN BLVD., SUITE 101

OWINGS MILLS, MD, 21117

410-581-8080

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Avatech Solutions, Inc. (“Avatech” or the “Company”) in connection with the Annual Meeting of Shareholders to be held on Wednesday, November 8, 2006, or at any adjournments thereof, for the purposes set forth in the accompanying notice of the meeting. The Board of Directors has fixed the close of business on September 22, 2006 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the meeting. On the record date, there were outstanding 13,620,238 shares of our Common Stock par value $.01 per share (exclusive of shares held in our treasury), 1,297,537 shares of Series D Convertible Preferred Stock, 1,191 shares of Series E Convertible Preferred Stock outstanding and 4,000 shares of Series F Convertible Preferred Stock. The Series D, Series E and Series F Convertible Preferred Stock issues are currently convertible into 2,380,401, 1,812,308 and 2,000,000 shares of common stock, respectively. This proxy material is being sent to the Company’s shareholders on or about October 2, 2006.

Each record holder of common stock on the Record Date is entitled to one vote for each share of common stock held, and each record holder of Series D, Series E and Series F Convertible Preferred Stock on the Record Date is entitled to one vote for each share of common stock into which their shares of Preferred stock are currently convertible, on all matters to come before the meeting, including the election of directors. Holders of Common stock and Series D, Series E and Series F Convertible Preferred Stockholders may be voted in person or by proxy. The accompanying proxy may be revoked by the person giving it at any time prior to its being voted by filing a written notice of such revocation with the Secretary of the Company or by attending the meeting and voting in person.

ITEM 1: ELECTION OF DIRECTORS

At the 2006 Annual Meeting, seven directors will be elected to hold office for the ensuing year and until their successors are elected and qualify. Under Delaware law and the Company’s By-laws, (i) a quorum for the Annual Meeting consists of a majority of the issued and outstanding shares of common stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock present in person or by proxy and entitled to vote, and (ii) directors are elected by a plurality of the votes of the shares of common stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock present in person or by proxy and entitled to vote. Consequently, withholding of votes, abstentions and broker non-votes with respect to shares of common stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock otherwise present at the Annual Meeting in person or by proxy will have no effect on the outcome of this vote.

Unless otherwise specified in the proxy, it is the present intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the seven nominees listed below. Pursuant to the By-laws, the seven nominees were nominated by the Board of Directors. If, due to unforeseen contingencies, any of the nominees designated below shall not be available for election, the persons named in the accompanying form of proxy reserve the right to vote such proxy for such other person or persons as may be nominated for director by the management of the Company so as to provide a full Board. The Company has no reason to believe that any nominee will be unable to serve if elected.

Name	Age	Director Since
Garnett Y. Clark, Jr.	63	2003
George Cox	69	2003
George M. Davis	49	2006
Eugene J. Fischer	59	2000
W. James Hindman	69	1997
Robert Post	44	2004
Donald R. “Scotty” Walsh	69	2002

GARNETT Y. CLARK, JR.- Mr. Clark has served as the President of Clark and Associates, a consulting company specializing in land development, residential real estate and residential construction for twenty-six years. Prior to founding Clark and Associates, Mr. Clark was the president and founder of GYC Group, a residential homebuilding company that he sold on January 1, 2002. Mr. Clark is also a founding director of The Columbia Bank, a major central Maryland bank with headquarters in Columbia, Maryland.

GEORGE COX- Mr. Cox joined the board in August, 2003 and agreed to serve as the chairman of the Audit Committee in September of 2003. Mr. Cox has been the managing member of Cox, Ferber & Associates, a certified public accounting firm since 1989. Previous to that, he owned George W. Cox & Associates from 1977 to 1989 and worked as an associate and tax partner for Coopers & Lybrand (PricewaterhouseCoopers) from 1962 to 1977. He holds a B.S. in Business Administration from American International College in Springfield, Massachusetts. He served in active military service for the U.S. Army for two years and is member of the Board of Trustees of the Baltimore Opera Company and Boys’ Latin School of Maryland.

GEORGE M. DAVIS- Mr. Davis was a co-founder of Aether Systems, Incorporated, a wireless data software and services company, and was its President and Vice Chairman of the Board from 2001 to 2004. Prior to founding Aether Systems, Mr. Davis worked for Westinghouse Electric Corporation (currently a division of Northrop Grumman) and Burroughs Corporation. He is currently a Partner in Coastal Ventures and sits on the Board of Directors of Defywire, a wireless data software company, is a member of the Directors Council of the Baltimore Museum of Art, a Steward of the Chesapeake Bay Foundation and a Trustee of Bethany College. Mr. Davis holds a Bachelor of Science in Economics and Business from Bethany College.

EUGENE J. FISCHER- Mr. Fischer was a director of PlanetCAD from March 2000 until its merger with Avatech, and currently serves as a director of Avatech and a member of its Executive and Compensation Committees. Mr. Fischer co-founded Capstone Management LLC, a venture capital firm, in July 1995, and is an executive officer in Capstone’s affiliated entities. His investment experience includes Internet, software, health care service and other technology-enabled service companies. Mr. Fischer holds a B.S. from the University of Minnesota and an M.S. from the University of California, Davis.

W. JAMES HINDMAN- Mr. Hindman has been a member of the Board of Directors of Avatech since its inception in 1997. Previously, Mr. Hindman founded Youth Services International, Inc. and served as its Chairman of the Board and Chief Executive Officer from 1991 to 1997. In addition, Mr. Hindman was the founder of Jiffy Lube International, Inc. and served as its Chairman of the Board and Chief Executive Officer from 1980 to 1989. From 1976 to 1980, Mr. Hindman was the Head Football Coach at Western Maryland College. From 1967 to 1979, he was involved as the founder and President of W.J. Hindman & Associates, Inc., a real-estate development, health care and consulting company that owned and operated 18 nursing home facilities throughout Maryland, Iowa, Illinois and Nebraska. He has served as a member of the boards of directors of his alma mater, Morningside College and the Baltimore Symphony Orchestra.

ROBERT POST- Mr. Post brings to Avatech 20 years experience in finance, business restructuring, and creating profitable high growth in new entities; his experience is directly in line with Avatech’s growth strategy. Mr. Post is the President and Chief Executive Officer of TravelCLICK, a leading provider of digital media and data solutions to the worldwide travel industry. Prior to joining TravelCLICK, he was a Principal of Pconsulting LLC, where he provided finance, operating and sales growth strategies to mid-size and Fortune 500 firms including IBM and Pegasus Solutions. He was previously President and COO at hotelBANK, a Stockholm, Sweden-based B2B travel exchange and has held executive positions at Micros Systems and Westinghouse Electric Corporation. Mr. Post holds a B.S. in Business Management from Duquesne University.

DONALD R. “SCOTTY” WALSH- Before joining Avatech as its CEO in December 2002, Mr. Walsh was the Executive Vice President of Business and Network Systems Sales for InterVoice-Brite, Inc., a global leader in the call automation industry, a position he held since August 1999. From August 1990 until the 1999 merger of Brite Voice Systems, Inc. with InterVoice, Inc., Mr. Walsh served as the Executive Vice President of Worldwide Sales for the Brite Voice Systems. Before joining Brite Voice Systems, Mr. Walsh served as President of PSC Information Services, a division of The Philadelphia Suburban Corporation that provided data processing products and services. Mr. Walsh’s experience also includes 23 years with IBM.

The Board of Directors unanimously recommends that you vote FOR each nominee to the Board of Directors.

The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the election of the Directors. Votes may be cast in favor of the election of the Directors or withheld. Votes that are withheld and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but are not counted for any purpose in determining whether this matter has been approved.

CORPORATE GOVERNANCE

The Board of Directors periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations which govern our operations.

Committees and Meetings of the Board of Directors

Board of Directors- During the fiscal year ended June 30, 2006, the Board of Directors held seven meetings. No incumbent director attended fewer than 75% of the total number of meetings of the Board held during the year and the total number of meetings held by all committees on which the director served during such year. Board members are not required to attend the Annual Meeting of Shareholders but all six incumbent directors attended the 2005 Annual Meeting of Shareholders.

Audit Committee- The Audit Committee is appointed by the Board to assist the Board in its duty to oversee our accounting, financial reporting and internal control functions and the audit of our financial statements. The Audit Committee’s responsibilities, as documented in its written charter include, among others, direct responsibility for hiring, firing, overseeing the work of and determining the compensation for our registered public accounting firm, which reports directly to the Audit Committee. The members of the Audit Committee are Messrs. Post (Chair), Cox and Clark, none of whom is an employee of the Company and each of whom is “independent” as independence is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (NASD). The Board has examined the definition of “audit committee financial expert” as set forth in applicable rules of the Securities and Exchange Commission (SEC) and determined that Messrs. Post and Mr. Cox both satisfy this definition. During the fiscal year ended June 30, 2006, the Audit Committee met five times.

Nomination- The full Board of Directors acts as a nominating committee for the annual selection of nominees for election as directors and made nominations at a meeting duly held on July 27, 2006. The Board believes that the interests of our shareholders are served by relegating the nominations process to the full Board, all but one of the members of which are independent from management (as defined in Rule 4200(a)(15) of the NASD listing standards). While the Board will consider nominees recommended by shareholders, it has not actively solicited recommendations from our shareholders for nominees, nor established any procedures for this purpose. In considering prospective nominees, the Board will consider the prospect’s relevant financial and business experience, the integrity and dedication of the prospect, his independence and other factors the Board deems relevant. The Board will apply the same criteria to nominees recommended by shareholders as those recommended by the full Board. Nominations for director may be made by shareholders, provided such nominations are timely made and comply with applicable SEC regulations. See “Other Matters” elsewhere in this Proxy Statement.

Compensation Committee- In the fiscal year ended June 30, 2006, the Company had a standing Compensation Committee of the Board of Directors, consisting of Messrs. Fischer (Chair), Cox and Post, none of whom is an employee of the Company and each of whom is independent under existing NASD and SEC definitions of independence. The Compensation Committee is charged with reviewing and determining the compensation of the Chief Executive Officer and the other executive officers of the Company and during the fiscal year ended June 30, 2006, the Compensation Committee met five times.

Compensation of Directors

During the fiscal year ended June 30, 2006, those directors who were employed by the Company received no additional compensation for serving as a director. Directors are eligible to participate in our 2002 Stock Option Plan. Non-employee members of the Board of Directors receive an annual salary of $10,000, payable quarterly, as well as $1,000 for each meeting attended. The chairman of the Executive Committee and the Compensation Committee receive an additional $2,500 per year, paid quarterly, for performing their duties and the Audit Committee receives an additional annual salary of $24,000, also paid quarterly. Non-employee members of the Board receive an additional $500 for each committee meeting which lasts more than 30 minutes. Directors may elect to receive $1.20 worth of stock in lieu of each dollar of cash compensation. Each non-employee director also receives an initial grant of an option to purchase 18,000 shares of our common stock upon joining the Board, one-third of which vests immediately and the remainder vests in equal installments on the first and second anniversary of the grant date. At the end of each fiscal year, non-employee directors are granted immediately-vested options to purchase 6,000 shares of stock. The exercise price of all non-employee director stock options and the value of stock granted in lieu of cash compensation is the closing price of the Company’s common stock on the last business day before the options are granted or shares of stock are issued.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that is designed to promote the highest standards of ethical conduct by our directors, executive officers and employees. You may request a printed copy of the Code of Ethics, at no cost, by writing us at: 10715 Red Run Boulevard, Suite 101, Owings Mills, Maryland 21117, Attn: Investor Relations. In the event of an amendment to, or a waiver from, a provision of our Code of Ethics that applies to any of our directors or officers, we intend to promptly publicly disclose such information.

Communications with the Board

Any shareholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o the Company’s Secretary, 10715 Red Run Boulevard, Suite 101, Owings Mills, Maryland 21117. Any proper communication so received will be processed by the Secretary. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Secretary (subject to any applicable regulatory requirements) will use his judgment to determine whether such communication should be conveyed to the Board or, as appropriate, to the member(s) of the Board named in the communication.

Compensation Committee Interlocks and Insider Participation

There is a Compensation Committee of the Board of Directors which consists of Messrs. Cox, Post and Fischer. None of these individuals has ever been an officer or employee of Avatech or any of its subsidiaries. During the fiscal year ended June 30, 2006, and in the interim period since, no executive officer of Avatech served as a member of the compensation committee or board of directors of another entity.

Relationships and Related Transactions

There are no family relationships among the directors or the executive officers. A majority of our directors are “independent directors,” as that term is defined in Rule 4200(a)(15) of the listing standards of the NASD.

As of August 30, 2006, W. James Hindman, Chairman of our Board the Directors, owned approximately 2.6% of the Company’s outstanding common stock. On April 1, 2004, a $902,000 subordinated note was issued to Mr. Hindman in satisfaction of prior outstanding notes. This note contained a simple interest rate of 12%, with interest to be paid quarterly, and matured on July 1, 2005. On July 1, 2005 Mr. Hindman agreed to further extend the maturity of this note to July 1, 2006 at terms identical to the expiring note. In consideration for this extension, the Company granted Mr. Hindman warrants to purchase 38,878 shares of common stock at $0.60 per share. These warrants expire on June 1, 2010. The note was repaid on June 16, 2006.

BENEFICIAL OWNERSHIP OF AVATECH SOLUTIONS, INC.

The following table shows information known to us with respect to the beneficial ownership of our common stock and Series D and Series E Convertible Preferred Stock as of August 30, 2006 by each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying options and warrants that are exercisable within 60 days of August 30, 2006 are considered to be outstanding. To the Company’s knowledge, except as indicated in the footnotes to the following table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name and Address of Beneficial Owner	Common Stock		Series D Convertible Preferred Stock		Series E Convertible Preferred Stock		Series F Convertible Preferred Stock
	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned	Percent of Class
The Tail Wind Fund Ltd. [1] c/o Tail Wind Advisory & Management Ltd. 77 Long Acre London, WC2E 9LB, UK	2,590,000	16.0%	—	—	—	—	2,590,000	92.5%

Capstone Ventures SBIC, L.P. [2] 3000 Sand Hill Road Building 1, Suite 290 Menlo Park, California 94025	1,394,538	9.4%	500,000	42.0%	75	6.4%	—	—

Henry D. Felton [3] 13001 Dover Road Reisterstown, MD 21136	1,016,479	7.3%	81,418	6.8%	50	4.2%	—	—

Sigma Opportunity Fund [4] 800 Third Avenue, 17th Floor New York, NY 10022	950,000	6.8%	—	—	—	—	—	—

Pacific Asset Partners [5] 222 Kearny Street, Suite 410 San Francisco, CA 94108	800,000	5.7%	—	—	—	—	—	—

Jean Schaeffer [6] 10715 Red Run Blvd. Suite 101 Owings Mills, MD 21117	747,419	5.5%	—	—	—	—	—	—

1.	The Tail Wind Fund Ltd.’s beneficial ownership of common stock includes 1,850,000 shares of common stock issuable on conversion of shares of Series F Convertible Preferred Stock and 740,000 shares of common stock issuable upon exercise of outstanding warrants related to the Series F Convertible Preferred Stock.

2.	Capstone Ventures SBIC, L.P.’s beneficial ownership of common stock includes 1,000,837 and 115,385 shares of common stock issuable on conversion of shares of Series D and Series E Convertible Preferred Stock, respectively; 23,077 shares of common stock issuable upon exercise of outstanding warrants held by Capstone related to the E Convertible Preferred Stock; and 38,250 shares of common stock subject to options that are exercisable within 60 days of August 30, 2006 by Capstone. Mr. Eugene Fischer is the president of the general partner of Capstone and a member of our Board of Directors and shares voting and dispositive power with respect to the shares held by Capstone with Barbra L. Santry. In addition to the shares owned by Capstone, Mr. Fischer is the beneficial owner of 7,880 shares of common stock subject to options that are exercisable within 60 days of August 30, 2006.

3.	Mr. Felton served as Chief Executive Officer of Avatech until December 2, 2002 and remains an employee of Avatech. His beneficial ownership of common stock includes 24,000 shares of common stock subject to options exercisable within 60 days of August 30, 2006, 162,972 and 76,923 shares of common stock issuable on conversion of shares of Series D and Series E Convertible Preferred Stock, respectively; 15,385 shares of common stock issuable upon exercise of outstanding warrants related to the Series E Convertible Preferred Stock, respectively; and 78,120 shares of common stock held by his wife.

4.	Sigma Opportunity Fund’s beneficial ownership of common stock includes 300,000 shares of common stock issuable upon exercise of outstanding warrants.

5.	Pacific Asset Partners’ beneficial ownership of common stock includes 300,000 shares of common stock issuable upon exercise of outstanding warrants.

6.	Ms. Schaeffer is an employee of Avatech whose beneficial ownership of common stock includes 371,376 held by her spouse.

EXECUTIVE COMPENSATION

Executive Officers

Set forth below is information, as of June 30, 2006, with respect to the individuals who serve as the executive officers of the Company.

Name	Age	Position
Donald R. “Scotty” Walsh	69	Chief Executive Officer
W. Scott Harris	44	President and Chief Operating Officer
Lawrence Rychlak	49	Executive Vice President and Chief Financial Officer
Christopher D. Olander	58	Executive Vice President and General Counsel

Donald R. “Scotty” Walsh - Before joining Avatech as its CEO in December 2002, Mr. Walsh was the Executive Vice President of Business and Network Systems Sales for InterVoice-Brite, Inc., a global leader in the call automation industry, a position he held since August 1999. From August 1990 until the 1999 merger of Brite Voice Systems, Inc. with InterVoice, Inc., Mr. Walsh served as the Executive Vice President of Worldwide Sales for the Brite Voice Systems. Before joining Brite Voice Systems, Mr. Walsh served as President of PSC Information Services, a division of The Philadelphia Suburban Corporation that provided data processing products and services. Mr. Walsh’s experience also includes 23 years with IBM.

W. Scott Harris - Mr. Harris joined Avatech on June 1, 2004 after serving as president and COO of Washington Cable Supply, Inc., from May 2003 through May 2004, where he was responsible for all aspects of the company’s operations. Mr. Harris served as Chief Operating Officer of Adaptave Trade, Inc. from December 2000 to January 2002, and as Chief Operating Officer of Guestech L.L.C. from June 1999 through September 2000. At various times during 2000 through 2003, Mr. Harris provided strategic consulting services through Scottswood Consulting, at which he served as a principal, primarily to early stage services, software and hardware technology companies, helping them to become profitable entities and adding value for investors. As General Manager and COO of The Harris Group, Mr. Harris developed and executed a five-year business plan that led to the sale of the company to Bell & Howell, where he continued as the Vice President, Software Operations & Business Development for a $400 million division. He held a long distinguished career at IBM. Mr. Harris holds a BS in Information Systems Management from Tulane University.

Lawrence Rychlak - Mr. Rychlak joined Avatech from Baltimore-based Environmental Elements Corporation, where he served as interim president and Senior Vice President and Chief Financial Office from 2001 to May 2005. Mr. Rychlak’s background also includes several senior financial positions in both for profit and not-for-profit organizations, business consulting with a regional consulting firm and eight years with an international accounting and consulting firm. He is a certified public accountant and holds a bachelor’s of arts degree and master’s degree in business administration from Loyola College in Baltimore.

Christopher D. Olander - Before joining Avatech, Mr. Olander was of counsel at Neuberger Quinn Gielen Rubin & Gibber from October 2002 through June 2004, President and CEO of Phone Genie Technology, Inc. from July 2001 through October 2002, Executive Vice President and Chief Internet Strategist at QUADS Financial Group, Inc. from February 2000 through July 2001, and President and CEO of ExpertDriven, Inc. from June 1999 to February 2000. He was managing partner at Shapiro and Olander from 1977 to 1999. Mr. Olander is a graduate of The Johns Hopkins University and of the University of Maryland School of Law.

Summary Compensation Table

The following table includes a summary of the compensation paid to the Chief Executive Officer and other executive officers during the fiscal years ended June 30, 2006, 2005 and 2004.

The compensation set forth in the table below does not include medical, group life, or other benefits that are available to all salaried employees, and perquisites and other benefits, securities, or property that do not exceed the lesser of $50,000 or 10% of the person’s salary and bonus shown in the table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year Ended June 30,	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)
Donald R. “Scotty” Walsh Chief Executive Officer	2006	$275,000	$155,564	$0		275,000
	2005	250,000	0	0		0
	2004	228,223	73,700	17,500	(1)	300,000

W. Scott Harris	2006	$241,667	$180,554	$0		175,000
President and Chief Operating	2005	225,000	0	0		100,000
Officer	2004	0	0	0		0

Lawrence Rychlak	2006	$190,000	$61,099	$0		100,000
Executive Vice President and Chief	2005	27,404	0	0		100,000
Financial Officer	2004	0	0	0		0

Christopher D. Olander	2006	$235,000	$32,100	$0		25,000
Former Executive Vice President &	2005	235,000	0	0		0
General Counsel	2004	8,135	0	0		50,000

(1)	- Amount represents reimbursement for relocation expenses paid to Mr. Walsh

The salaries proposed to be paid in the current fiscal year to the Company’s executive officers are as follows: Mr. Walsh, $275,000; Mr. Harris, $250,000; Mr. Rychlak, $190,000; and Mr. Olander $235,000. Additional compensation may be earned in the current fiscal year through the Company’s incentive compensation plans, and other benefits mentioned in the notes to the summary compensation table above.

Option Grants in Last Fiscal Year

The following table sets forth information with respect to stock options granted to each of the Executive Officers during the fiscal year ended June 30, 2006. The Company granted options to purchase up to a total of 575,000 shares to employees during the year. The table’s percentage column shows how much of that total went to the named Executive Officers.

	INDIVIDUAL GRANTS				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term[2]
	Number of Securities Underlying Options/SARs Granted[1] #	Percent of Total Options/SARs Granted to Employees in Fiscal Year[3]	Exercise or Base Price Per Share[2]	Expiration Date
Name					5% ($)	10% ($)
Donald R. Walsh	75,000	9.5%	$0.60	9/1/2015	$28,300	$71,718
Donald R. Walsh	200,000	25.4%	$1.57	1/13/2016	$197,473	$250,218
W. Scott Harris	75,000	9.5%	$0.60	9/1/2015	$28,300	$71,718
W. Scott Harris	100,000	12.7%	$1.57	1/13/2016	$98,736	$250,218
Lawrence Rychlak	100,000	12.7%	$1.05	10/28/2015	$66,034	$167,343
Christopher D. Olander	25,000	3.2%	$0.38	11/18/2014	$9,433	$23,906

(1)	Options granted (i) have a ten year term, subject to earlier termination in the event of termination of employment, and (ii) become vested by the grantee based on the terms of the specific award, generally over a three or four year period, and (iii) the exercise price of the options held by the executive officers is the market value of the Company’s stock on the day of the grant.

(2)	The dollar amounts under these columns use the 5% and 10% rates of appreciation prescribed by the Securities and Exchange Commission. This presentation is determined based upon assumed rates of appreciation and is not intended to forecast possible future appreciation of the price or value of the Company’s stock. The actual value, if any, an executive may realize will depend on the actual appreciation, if any, of the price of the Company’s stock following the option grant.

(3)	During fiscal year 2006, a total of 788,250 shares were granted under the 2002 Stock Option Plan.

Option Exercises in Last Fiscal Year

The following table sets forth the number of shares the Executive Officers purchased in connection with option exercises during the fiscal year ended June 30, 2006 and the value they realized on those exercises.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End[1]
			Exercisable[2]	Unexercisable	Exercisable[2]	Unexercisable
Donald R. “Scotty” Walsh	0	0	505,580	225,000	$968,500	$154,750
W. Scott Harris	0	0	116,667	158,333	$192,834	$154,416
Lawrence Rychlak	0	0	91,667	108,333	$151,251	$178,749
Christopher D. Olander	8,333	$17,339	50,000	16,667	$67,500	$22,500

(1)	Calculated on the basis of the full market value of the underlying securities at the exercise date or year end, as the case may be, minus the exercise price. The closing price of the Common Stock at year-end was $2.15 per share. Options are “in-the-money” if the closing price of the Common Stock exceeds the exercise price of the options.

(2)	Exercisable within 60 days of August 30, 2006.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors, which is composed entirely of independent and non-employee directors, administers the Company’s executive compensation program. The Compensation Committee reviews all of the Company’s executive officers’ compensation arrangements and, in certain cases, recommends compensation arrangements to the Board for approval. The Committee considers published industry compensation surveys, compensation of executives at comparable companies, current market conditions, and management’s recommendations when it reviews the compensation of individual executive officers.

For the fiscal year ended June 30, 2006, the Compensation Committee determined the compensation of the Company’s Chief Executive Officer, President and Chief Operating Officer, Executive Vice President and General Counsel, and Executive Vice President and Chief Financial Officer.

Compensation Philosophy- The philosophy of the Compensation Committee with respect to executive compensation is to ensure that the interests of management and employees are identical to the interests of the Company’s shareholders. To that end, the Committee has implemented and will continue to implement a compensation strategy that includes base salary and cash bonus, as well as incentive stock options and restricted stock awards which will reward management for adding shareholder value. Base salary has been established at levels which are necessary to attract and retain a high caliber of management, and cash bonuses are designed to provide short-term rewards for current accomplishments. Incentive stock options and restricted stock awards provide management with a long-term investment in the Company, the value of which is dependent upon their success in maximizing shareholder values.

This approach to employee remuneration carries through to salary and incentive compensation for the Company’s non-management personnel, as well. The Company’s 2002 Stock Option Plan, Restricted Stock Award Plan, and Employee Stock Purchase Plan are designed to reward the Company’s valuable employees for their individual contributions to the profitability of the Company and provide them with a long-term interest in the Company’s success.

CEO Compensation- The compensation of Mr. Walsh, as the Chief Executive Officer of the Company, was based on the overall performance of the Company and its operating subsidiary. Mr. Walsh’s performance has been measured on objective criteria based on reaching certain financial benchmarks. His employment for the fiscal year ended June 30, 2006 was governed by an employment agreement which commenced on July 1, 2004. This agreement may be terminated at will by either party, however, it provides for a severance payment of twelve months’ base salary then in effect if the Company terminates or substantially modifies Mr. Walsh’s employment as a result of a change in control or without cause. In March 2006, the Company modified Mr. Walsh’s employment agreement to include a provision that states that if Mr. Walsh remains in his role as Chief Executive Officer until July 31, 2007 he will receive a retention bonus of $344,000 to be paid in eighteen equal monthly payments beginning on the first of the month following his departure. In the event of Mr. Walsh’s termination by the Company for other than cause or in the event of Mr. Walsh’s death or permanent disability, the retention bonus will be considered earned and payable.

In connection with this agreement, the Company granted Mr. Walsh 150,000 shares of stock under the Company’s Restricted Stock Award Plan to vest 1/12 per month over the twelve months covered by the agreement, and an option to purchase 150,000 shares of the Company’s common stock at $0.17 per share adjusted to reflect the 200% share dividend which was distributed on October 1, 2004 to shareholders of record at September 15, 2004. The option award became fully vested on July 1, 2005. If the Company terminates or substantially modifies Mr. Walsh’s employment as a result of a change in control, all of his unvested stock options will become fully vested. If the Company terminates Mr. Walsh without cause, his stock options do not expire, but become nonqualified options.

Other Senior Management Compensation- It is the intention of the Compensation Committee to review the Company’s executive compensation structure to insure that the Company has the continued ability to attract and retain the high caliber executive talent. To that end, the Board will take into account salaries of senior management of companies of similar size within the design automation software industry.

Base Salary- Base salary for senior management for fiscal year 2006 was based upon salaries paid to such personnel in the preceding year, as explained above.

Salary Increases and Incentive Bonuses- Salary increases and incentive bonuses for senior management were dependent on the Company’s financial performance. Executive officers participate in a cash bonus program, which provides for quarterly bonus payments based upon achievement of profitability objectives established at the beginning of each quarter. In the fiscal year ended June 30, 2006, their bonuses totaling $429,317 were paid to executive officers.

2002 Stock Option Plan- To promote the best long-term benefits to the Company and its shareholders, the Company has a 2002 Stock Option Plan (“Option Plan”) under which directors, officers and employees may be granted awards of stock options. The purpose of the Option Plan is to provide equity-based incentive compensation based on the long-term appreciation in value of the Company’s common stock and to promote the interests of the Company and its shareholders by encouraging greater employee ownership of the Company’s common stock. Most of the options granted or to be granted under the Option Plan vest over a period of several years, thereby providing a long-term incentive and encouraging a long-term relationship between the employee and the Company. Awards under the Option Plan have been and will be made to employees who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company. Currently, a maximum of 3,100,000 shares of Common Stock may be issued under the Option Plan, and options to purchase 1,665,135 shares of common stock are outstanding. As a result of a 1:20 reverse stock split in connection with our November 19, 2002 merger with PlanetCAD, Inc., a very large number of shares are reserved for issuance under the Option Plan, compared to the number of shares of Common Stock and Common Stock equivalents currently outstanding. Regardless of the share reserve, the Compensation Committee will restrict the number of shares subject to outstanding options to 15% of the number of shares of our Common Stock which are issued and outstanding at any given time.

Restricted Stock Award Plan- To promote the best long-term benefits to the Company and its shareholders, the Company has a Restricted Stock Award Plan (the “Award Plan”) under which directors, officers and employees may be granted awards of Common Stock subject to vesting and forfeiture provisions. The purpose of the Award Plan is to provide equity-based incentive compensation based on the long-term appreciation in value of the Company’s Common Stock. Most of the awards granted or to be granted under the Award Plan vest over a period of one or more years, providing incentives for select officers, employees and directors to maintain a long-term relationship with the Company and contribute to its continued growth. Awards under the Plan have been and will be made to select officers, employees, and directors who have the capacity for contributing in a substantial measure to the successful performance of the Company. Currently, a maximum of 1,200,000 shares of Common Stock may be issued under the Restricted Stock Award Plan, and awards of 558,216 shares of Common Stock are outstanding.

Employee Stock Purchase Plan- To promote the best long-term benefits to the Company and its shareholders, the Company has an Employee Stock Purchase Plan (the “Purchase Plan”) under which employees who are less than 5% shareholders of the Company may purchase Common Stock at a 15% discount through salary deductions. The purpose of the Purchase Plan is to provide equity-based incentive compensation based on the long-term appreciation in value of the Company’s Common Stock and to promote the interests of the Company and its shareholders by encouraging greater employee ownership of the Company’s Common Stock. Any full-time employee is eligible to participate in the Purchase Plan. Currently, a maximum of 1,000,000 shares of Common Stock may be issued under the Purchase Plan, and 875,990 shares of Common Stock have been purchased.

The Compensation Committee,

            Eugene J. Fischer, Chairman

            George W. Cox

            George M. Davis

            October 2, 2006

Employment Contracts, Change-in-Control, and Indemnification Arrangements

The executive officers serve at the discretion of the board of directors. However, the executives have signed employment agreements, many of which contain severance provisions that provide for specific cash compensatory arrangements on termination without cause or in the event of a change in control. Mr. Walsh’s employment agreement provides for a base salary currently set at $275,000 per year, participation in an incentive compensation plan developed by the Compensation Committee of the Board and periodic grants of stock options under the Company’s Incentive Stock Option Plan. Should the Company terminate Mr. Walsh’s employment for other than cause (as defined in the employment agreement) he would be entitled to continuance of his base salary for twelve months after the termination date. In addition, the Compensation Committee entered into an agreement with Mr. Walsh which provides a retention bonus in the amount of $344,000 if Mr. Walsh remains as Chief Executive Officer through July 31, 2007. This bonus will be paid in eighteen equal monthly installments beginning on the first day of the month following his departure. In the event of Mr. Walsh’s termination by the Company for other than cause or his death or permanent disability, the bonus will be considered earned and payable.

Messrs. Harris and Rychlak are also covered by employment agreements which provide for a base salary of $250,000 and $190,000, respectively, and also participate in an incentive compensation plan developed by the Compensation Committee of the Board and periodic grants of stock options under the Company’s Incentive Stock Option Plan. Their employment agreements each have a term of one year and were renewed on June 1, 2006 for Mr. Harris and May 26, 2006 for Mr. Rychlak. Both Mr. Harris’ and Mr. Rychlak’s agreements provide for twelve months salary continuance if they are terminated for other than cause as defined in their agreements.

Effective July 15, 2006 Mr. Olander ceased serving as Executive Vice President and General Counsel but he remains an employee until December 15, 2006. His current salary is $235,000 and he covered by an employment agreement that provides Company-paid health, life and disability coverage through December 15, 2006 but he is not eligible for any incentive compensation nor does his agreement provide for any compensation after December 15, 2006.

Performance Graph

The SEC requires us to provide a five-year comparison of the cumulative total return on our common stock compared with that of a broad equity market index and either a published industry index or a constructed peer group index.

The following chart compares the cumulative total stockholder return on our common stock for the period beginning June 30, 2002 and ending June 30, 2006, with the cumulative total return on the Nasdaq Composite (U.S.) and Nasdaq Computer and Data Processing indices. The comparison assumes $100 was invested on June 30, 2002, in our common stock and in each of the foregoing indices and assumes reinvestment of any dividends.

The closing price of the Company’s common stock was $2.15 and $1.69, respectively, as of June 30, 2006 and the record date, September 22, 2006.

We do not make, nor do we endorse, any predictions as to future stock performance.

	2002	2003	2004	2005	2006
NASDAQ Composite Index	$100	$116	$146	$147	$155
NASDAQ Computer Index	$100	$115	$143	$142	$141
Avatech Solutions, Inc.	$100	$238	$433	$262	$1,024

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and each person who beneficially owns more than ten percent of our common stock, par value $0.01 (the “Common Stock”) or other classes of our equity securities, to file with the Securities and Exchange Commission an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of our equity securities. To our knowledge, based solely upon the review of the copies of such reports furnished to us, the reports required by Section 16(a) with respect to transactions during the fiscal year ended June 30, 2006 were made on a timely basis.

SHARE OWNERSHIP OF MANAGEMENT

The following table shows information known to us with respect to the beneficial ownership of our common and preferred stock as of August 30, 2006 by each of our current directors, nominees for director, and Named Executive Officers, and all of our current directors, nominees, and Named Executive Officers as a group. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying options and warrants that are exercisable within 60 days of August 30, 2006 are considered to be outstanding. To our knowledge, except as indicated in the footnotes to the following table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

	Common Stock		Series D Convertible Preferred Stock		Series E Convertible Preferred Stock
Beneficial Owner	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned	Percent of Class
Eugene Fischer [1]	1,394,538	16.0%	500,000	42.0%	75	6.4%
Donald R. “Scotty” Walsh [2]	655,580	4.6%	—	—	—	—
W. Scott Harris [3]	399,417	2.9%	—	—	100	8.5%
W. James Hindman [4]	370,169	2.6%	163,052	13.7%	—	—
George W. Cox [5]	235,812	1.7%	—	—	10	0.8%
Garnett Y. Clark, Jr. [6]	217,708	1.6%	41,666	3.5%	50	4.2%
Lawrence Rychlak [7]	137,822	*	—	—	25	2.1%
Robert J. Post [8]	84,923	*	—	—	20	1.7%
Christopher D. Olander [9]	58,333	*	—	—	—	—
George M. Davis [10]	8,740	*	—	—	—	—

All current directors, nominees for directors, and Named Executive Officers as a group:	3,563,061	21.6%	704,718	59.3%	280	23.8%

*	Less than one percent.

1.	Mr. Eugene Fischer is a member of the Board of Directors. Includes 7,880 shares of common stock subject to options held by Mr. Fischer that are exercisable within 60 days of August 30, 2006; 1,000,837 and 115,385 shares of common stock issuable on conversion of shares of Series D and Series E Convertible Preferred Stock, respectively, held by Capstone Ventures SBIC, L.P; 23,077 shares of common stock issuable upon exercise of outstanding warrants held by Capstone related to the Series E Convertible Preferred Stock; and 38,250 shares of common stock subject to options that are exercisable within 60 days of August 30, 2006 by Capstone. Mr. Eugene Fischer is the president of the general partner of Capstone and shares voting and dispositive power with respect to the shares held by Capstone with Barbra L. Santry.

2.	Mr. Walsh serves as the Chief Executive Officer and a member of our Board of Directors. Includes 505,580 shares of common stock subject to stock options that are exercisable within 60 days of August 30, 2006.

3.	Mr. Harris serves as President and Chief Operating Officer. Includes 116,667 shares of common stock subject to stock options that are exercisable within 60 days of August 30, 2006, 153,846 shares of common stock issuable on conversion of shares of Series E Convertible Preferred Stock; and 30,770 shares of common stock issuable upon exercise of outstanding warrants held.

4.	Mr. Hindman serves as Chairman of the Board of Avatech. Mr. Hindman’s beneficial ownership of common stock includes 43,812 shares of common stock subject to stock options that are exercisable within 60 days of August 30, 2006 and 326,377 shares of common stock issuable on conversion of shares of Series D Convertible Preferred Stock.

5.	Mr. Cox is a member of the Board of Directors. Includes 181,350 shares of common stock held by the Hindman Grandchildren’s Trust, of which Mr. Cox is the sole trustee; 36,000 shares of common stock subject to options that are exercisable within 60 days of August 30, 2006; 15,385 shares of common stock issuable on conversion of shares of Series E Convertible Preferred Stock and 3,077 shares of common stock issuable upon exercise of outstanding warrants of the E Convertible Preferred Stock.

6.	Mr. Clark is a member of the Board of Directors. Includes 50,041 shares of common stock issuable on conversion of Series D Convertible Preferred Stock held by the Garnett Y. Clark, Jr. Super Simplified 401(k) Plan; 33,359 shares of common stock issuable on conversion of Series D Convertible Preferred Stock held by the Garnett Y. Clark, Jr. SEP IRA; and 36,000 shares of common stock subject to options that are exercisable within 60 days of August 30, 2006. Mr. Clark exercises sole voting and dispositive power over the shares held by the Garnett Y. Clark, Jr. SEP IRA and the Garnett Y. Clark, Jr. Super Simplified 401(k) Plan. Also includes 76,923 shares of common stock issuable on conversion of shares of Series E Convertible Preferred Stock and 15,385 shares of common stock issuable upon exercise of outstanding warrants of the E Convertible Preferred Stock.

7.	Mr. Rychlak serves as the Company’s Chief Financial Officer. Includes 91,667 shares of common stock subject to options that are exercisable within 60 days of August 30, 2006. Also includes 38,462 shares of common stock issuable on conversion of shares of Series E Convertible Preferred Stock and 7,693 shares of common stock issuable upon exercise of outstanding warrants of the E Convertible Preferred Stock.

8.	Mr. Post is a member of the Board of Directors. Includes 36,000 shares of common stock subject to options that are exercisable within 60 days of August 30, 2006. Also includes 30,769 shares of common stock issuable on conversion of shares of Series E Convertible Preferred Stock and 6,154 shares of common stock issuable upon exercise of outstanding warrants of the E Convertible Preferred Stock.

9.	Mr. Olander serves as the Executive Vice President and General Counsel and whose beneficial interest includes 50,833 shares of common stock subject to options that are exercisable within 60 days of August 30, 2006.

10.	Mr. Davis is a member of the Board of Directors. Includes 6,000 shares of common stock subject to options that are exercisable within 60 days of August 30, 2006.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management the annual audited financial statements of the Company and its subsidiaries.

The Audit Committee has discussed with Stegman & Company, independent registered public accounting firm for the Company for the fiscal year ended June 30, 2006, the matters required to be discussed by the Statement of Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independent Standards Board Standard No. 1 and has discussed with the independent registered public accounting firm the independent auditors’ independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006 for filing with the SEC.

THE AUDIT COMMITTEE

                Robert J. Post, Chairman

                George W. Cox

                Garnett Y. Clark, Jr.

September 8, 2006

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of Stegman & Company (“Stegman”) as our independent registered public accounting firm for the current fiscal year. Representatives of the Stegman are expected to be present at the meeting and will be available to respond to appropriate questions. The firm of Ernst & Young, LLP (“E&Y”) was the Company’s registered public accounting firm for the year ended June 30, 2005. On February 21, 2006, Ernst & Young LLP was dismissed as the independent registered public accountants to audit the financial statements of the Company and the Company engaged the firm of Stegman & Company to serve as its independent registered public accountants for the fiscal year ending June 30, 2006. The decision to change accountants was effective immediately and was made by the Audit Committee and approved by the Board of Directors.

The audit report of Ernst & Young LLP on the Company’s financial statements as of June 30, 2005 and for each of the two years in the period ended June 30, 2005 (“the Audit Period”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Audit Period and through the date of this report, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scopes or procedures, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with this report, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

During the Audit Period and through the date of this report, the Company did not consult with Stegman & Company regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Company provided Ernst & Young LLP with a copy of the above disclosure. A letter from Ernst & Young dated February 23, 2006 stating its agreement with the statements concerning Ernst & Young was filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 23, 2006.

The following is a description of the fees billed to us by our registered public accounting firms during the fiscal years ended June 30, 2006 and 2005:

Audit Fees

Audit fees include fees paid by us in connection with the annual audit of our consolidated financial statements, and review of our interim financial statements. Audit fees also include fees for services performed by the registered public accounting firm that are closely related to the audit and in many cases could only be provided by the public accounting firm. Such services include consents related to SEC and other regulatory filings. The aggregate fees billed or expected to be billed to us by for audit services rendered to us by Stegman for the year ended June 30, 2006 totaled $113,500. The aggregate fees billed to us by E&Y for the year ended June 30, 2005 totaled $275,766.

Audit Related Fees

Audit related services include due diligence services related to accounting consultations, internal control reviews, and employee benefit plan audits. The aggregate fees billed or expected to be billed to us by Stegman for employee benefit plan audits for the year ended June 30, 2006 totaled $9,500. E&Y did not bill any fees to us for audit related services rendered to us for the year ended June 30, 2005.

Tax Fees

Tax fees include corporate tax compliance, counsel and advisory services. Neither Stegman nor E&Y billed any fees to us for tax related services rendered to us for the years ended June 30, 2006 and 2005.

All Other Fees

There were no other services provided by Stegman or E&Y to us in either year.

Approval of Independent Auditor Services and Fees

The Audit Committee reviews all fees charged by our independent registered public accounting firm, and actively monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by our independent registered public accounting firm and fees charged.

OTHER MATTERS

The Board of Directors is not aware of any other matter which may be presented for action at the 2006 Annual Meeting of Shareholders, but should any other matter requiring a vote of the shareholders arise at the 2006 Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy.

The Company will bear the cost of soliciting proxies. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Shares held of record by such persons, and we will reimburse them for their reasonable out-of-pocket expenses. Officers and directors may also solicit proxies.

The nominees for election as directors who receive a plurality of the votes cast at the Annual Meeting for the election of directors will be elected. In respect of any other matter, the affirmative vote of the holders of a majority of the shares present at the meeting, in person or by proxy, and entitled to vote in respect of that matter is necessary to approve the matter.

As a matter of policy, the Company will accord confidentiality to the votes of individual shareholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. The Company will retain an independent tabulator to receive and tabulate the proxies and ballots and independent inspectors of election to certify the results. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Any shareholder desiring to present a proposal at the 2007 Annual Meeting of Shareholders and wishing to have that proposal included in the proxy statement for that meeting must submit the same in writing to the Secretary of the Company at 10715 Red Run Blvd., Suite 101, Owings Mills, MD, 21117, in time to be received no later than June 15, 2007.

The persons designated by the Company to vote proxies given by shareholders in connection with our 2007 Annual Meeting of Shareholders will not exercise any discretionary voting authority granted in such proxies on any matter not disclosed in our 2007 proxy statement with respect to which we have received written notice between August 15, 2007 and September 17, 2007 that a shareholder (i) intends to present such matter at the 2007 Annual Meeting, and (ii) intends to and does distribute a proxy statement and proxy card to holders of such percentage of the Shares required to approve the matter. For additional requirements, a shareholder should refer to Article III, Section 5(b) of our Bylaws, a copy of which may be obtained from the Secretary of the Company or from our SEC filings. If we do not receive timely notice pursuant to the Bylaws, the nomination or proposal will be excluded from consideration at the meeting. If a shareholder fails to provide evidence that the necessary steps have been taken to complete a proxy solicitation on such matter, we may exercise our discretionary voting authority if we disclose in our 2007 proxy statement the nature of the proposal and how we intend to exercise our discretionary voting authority.

Shareholders who do not plan to attend the Annual Meeting are urged to complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

By Order of the Board of Directors,

Lawrence Rychlak

Secretary

Baltimore, Maryland

October 2, 2006

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2006, TO EACH SHAREHOLDER WHO FORWARDS A WRITTEN REQUEST TO THE SECRETARY, AVATECH SOLUTIONS, INC., 10715 RED RUN BLVD., SUITE 101, OWINGS MILLS, MD, 21117.

To the extent the rules and regulations adopted by the SEC state that certain information included in this Proxy Statement is not deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, such information shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act.

ANNUAL MEETING OF SHAREHOLDERS OF

AVATECH SOLUTIONS, INC.

November 8, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Directors:

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Garnett Y. Clark

George W. Cox

George M. Davis

Eugene Fischer

W. James Hindman

Robert J. Post

Donald R. (Scotty) Walsh

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND MAIL THE ACCOMPANYING FORM OF PROXY TO THE COMPANY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

AVATECH SOLUTIONS, INC.

10715 RED RUN BLVD., SUITE 101

OWINGS MILLS, MD 21117

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Donald R. “Scotty” Walsh and Lawrence Rychlak as proxies, each with full power of substitution, to vote as designated on the reverse side, all the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Avatech Solutions, 10715 Red Run Blvd, Suite 101, Owings Mills, Maryland, 21117, on November 8, 2006 at 9:30 a.m., local time, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

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